Skilled Healthcare Group, Inc + Genesis HealthCare LLC Creating a Leading National Provider of Post-Acute Services November 2014

Safe Harbor Statement Certain statements in this presentation regarding the proposed transaction, the expected timetable for completing the transaction, benefits of the transaction, future opportunities for the Company and any other statements regarding the Company’s future expectations, beliefs, goals or prospects contained in this presentation constitute “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “could,” “might,” or “continue” or the negative or other variations thereof or comparable terminology. A number of important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the results and impact of the announcement of the transaction; the timing for satisfying the conditions to the completion of the transaction, including the receipt of the regulatory approvals required for the transaction; the parties’ ability to meet expectations regarding the timing and completion of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase and Contribution Agreement; and other factors described in the most recent Annual Report on Form 10-K of the Company and elsewhere in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any of these forward- looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any such statement to reflect new information, or the occurrence of future events or changes in circumstances. 1

Transaction Update • Hart-Scott-Rodino clearance received • Regulatory notification / consent-request submissions made to all state regulators • Information Statement expected to be filed by end of November • Genesis term loan amendment approved by existing lending group • Working toward permanent financing for Skilled real estate assets • Both organizations working well and cooperatively through integration plans • No change in original synergy estimates of at least $25 million • Targeting mid first quarter 2015 transaction close Financing Regulatory Integration 2

Combining Two Industry Leaders

Skilled Healthcare Group

	2013	LTM 9/30/14	9m 2014
Revenue	$842	$831	$623
Adj. EBITDAR	91	94	73
Adj. EBITDA	72	74	58

- Headquartered in Foothill Ranch, CA
- ~15,000 employees / caregivers
- **Inpatient Services**
  - 95 skilled nursing and assisted living facilities in eight states
  - Over 10,000 licensed beds
  - Collectively owns over 75% of the real estate underlying the company's facilities
- **Rehab Services**
  - Provides rehabilitation therapy services in 176 owned and third-party facilities in eight states
  - In addition, manages the rehabilitation therapy services for 10 Skilled healthcare facilities in New Mexico (ninth state)
- **Hospice and Home Health Services**
  - Provides hospice in six states and home health services in five states

Genesis HealthCare℠

	2013	LTM 9/30/14	9m 2014
Revenue	$4,710	$4,764	$3,575
Adj. EBITDAR	590	612	464
Adj. EBITDA	160	169	128

- Headquartered in Kennett Square, PA
- Over 80,000 employees / caregivers
- **Inpatient Services**
  - 412 skilled nursing, assisted living and behavioral health facilities in 28 states
  - Nearly 50,000 licensed beds
  - Nation's largest provider of skilled nursing following December 2012 acquisition of Sun Healthcare
- **Rehab Services**
  - Rehabilitation therapy service business provides speech, physical and occupational therapy in skilled nursing and assisted living facilities
  - Nearly 1,400 contracts in affiliated and third-party facilities across 44 states and DC
- **Respiratory Services**
  - Pulmonary services nearly 675 sites across 34 states
- **Staffing Services**
  - Through CareerStaff unit, provides staffing services for speech, physical and occupational therapy as well as nursing, speciality nursing, pharmacist and locum tenens

Skilled Healthcare Group

3

Genesis HealthCare®

Fourth Quarter 2014 Earnings Guidance 4Q 2014 Full Year 2014 Adjusted EBITDAR (in millions) $27.5 - $29.0 $100.5 - $102.0 Adjusted EBITDA (in millions) $22.5 - $24.0 $80.5 - $82.0 Adjusted EPS $0.14 - $0.16 $0.40 - $0.42 4Q 2014 (1) Full Year 2014 (2) Adjusted EBITDAR (in millions) $157 - $160 $621 - $624 Adjusted EBITDA (in millions) $42 - $45 $170 - $173  Full year 2014 includes the results of the first nine months of 2014; and  Implies 4th quarter 2014 EBITDA growth of approximately 7.7% off the 4th quarter of 2013, which approximates Genesis’ year over year EBITDA growth rate thus far in 2014.  Full year 2014 includes the results of the first nine months of 2014;  Anticipated impact of updated Medicaid rates in several states;  Continuation of the Texas Upper Payment Limit supplemental payment program;  Medicare rate improvements of 1.6% in our long-term care division, effective October 1st; and  Continued traction in operational initiatives. Guidance Assumptions ___________________________ 1. Illustrative 4Q’14 figures based on actual year-over-year EBITDA growth of ~7.7% for the 9 months ended September 30, 2014. 2. Includes illustrative 4Q’14 figures plus actual results for the 9 months ended September 30, 2014. 4

Combination Drives Scale and Enhanced Post-Acute Innovation

Market Leading Platform

- Combination of Skilled Healthcare Group, Inc ("Skilled") and Genesis HealthCare LLC ("Genesis") creates a combined company of two leading providers of post-acute services (the "Combined Company")
  - Industry leaders with a similar focus on high quality care
  - Complementary payor and clinical strategies to develop high acuity capabilities that drive skilled mix and reputation as a preferred post-acute provider in each local market
  - Combined Company will operate 451 SNFs and 56 ALFs across 34 states
  - Combined advancements in processes and systems is likely to improve performance for entire portfolio.
- Economies of scale through leveraging of robust Genesis operational, clinical and IT infrastructure
  - $25 million of identified cost savings and revenue opportunities, with additional upside potential

Multiple Strategies to Accelerate Growth

- Geographic density, clinical capabilities and emphasis on high acuity care and inpatient rehab services positions the Company for growth in the changing health care environment
  - Positioned to capitalize on evolving payor dynamics, such as post-acute bundling, and the emphasis on outcome-based reimbursement, such as reduced readmissions and quality clinical outcomes
  - Unique payor contracting strategies, strong acute care relationships and inpatient rehab model can be leveraged across the combined platform
- Rehab business is the second largest inpatient rehab provider and provides growth opportunities through expansion into new and existing markets
- Combination accelerates and enhances the Skilled turnaround
- Returns industry leading management team to the public markets, with experience integrating sizable business combinations
  - Genesis acquired Sun Healthcare in December 2012 with revenue of ~$2 billion

Skilled Healthcare Group
5
Genesis HealthCare®

Transaction Summary  Skilled and Genesis to combine in stock-for-stock transaction  Existing Skilled public shares shall remain outstanding  Onex high-vote stock will have only one vote per share  Up-C structure with Skilled becoming new managing members of Genesis; existing Genesis equity-holders will initially retain a portion of their interests in Genesis (“OP Units”)  Each Genesis OP unit will be economically fungible with, and exchangeable for, one share of Skilled stock  Following the combination, the Combined Company will remain a public company  Existing Skilled shareholders will own 25.75% and Genesis shareholders will own 74.25% of the pro forma Combined Company  Approximate pro forma ownership structure:  Skilled public investors (16%)  Onex (10%)  Formation Capital Principals (28%)  Management (9%)  Other Genesis shareholders (34%)  Health Care REIT (3%)  The Combined Company will operate under the Genesis HealthCare name  George Hager, CEO  Tom DiVittorio, CFO  Board composition:  CEO, George Hager  10 additional members to be comprised of current Skilled, Genesis and independent directors  Regulatory approvals and customary closing conditions  Expected closing in mid Q1 2015 Governance Structure and Considerations Path to Completion 6

Leading Post-Acute Platform  Expands the largest provider of post acute care inpatient services  Scale to drive local and national market efficiencies  Accelerates revenue, earnings, and free cash flow growth  Enhances Rehab growth opportunity by introducing Genesis into new Skilled markets  Rehab services provided to over 1,500 pro forma sites of service  Complementary operating strategies  Pioneers in the development of high acuity capabilities  Focus on rehab intensive services  Strategically and clinically well-positioned with payors and referral sources  Strong management team with a demonstrated track record of integrating sizable acquisitions  Genesis acquired and integrated 199 facilities in Sun Healthcare acquisition in 2012  Targeted $50 million of synergies and realized $60 million+ Strategically – Attractive Partnership Financially – Compelling Transaction  Long term growth opportunity across each of the Skilled and Genesis platforms  Strategic and organic growth  Meaningful synergy opportunity  Combined rehab services platform is even better positioned to continue high-growth growth trajectory  Genesis IT and operating model improves efficiency and margins for non-affiliated third party operators  Significant Combined Company asset value  Combined Company will own the real estate associated with 58 SNFs and 22 ALFs  Sizeable home health / hospice platform and nurse / therapist staffing provider  Attractive rate environment for skilled nursing providers  Medicare’s 2.0% average increase for FY15 is the most attractive in recent years  Improved state budgets have resulted in favorable Medicaid environment 7

Combining Complementary Businesses

	Genesis HealthCare™	Skilled Healthcare Group	Genesis HealthCare™ / Skilled Healthcare Group *Pro Forma*
States (Inpatient Only)	28	8	34
Facilities	Other 5% Owned 1% Leased 94% Total Facilities: 412	Leased 24% Owned 76% Total Facilities: 95	Other 4% Owned 15% Leased 81% Total Facilities: 507
9 Mo. '14 Revenue	$3,575	$623	$4,198
9 Mo. '14 Adj. EBITDAR / Margin	$464 / 13.0%	$73 / 11.7%	$556 / 13.2%(1)
9 Mo. '14 Adj. EBITDA / Margin	$128 / 3.6%	$58 / 9.3%	$205 / 4.9%(1)
Revenue Mix	Other 3% Rehab 13% Inpatient 84%	Home Health / Hospice 10% Rehab 11% Inpatient 78%	Home Health / Hospice 2% Other 3% Rehab 13% Inpatient 83%
Payor Mix	Private and Other 32% Medicaid 41% Medicare 27%	Private and Other 38% Medicaid 33% Medicare 29%	Private and Other 33% Medicaid 40% Medicare 27%
9 Mo. EBITDAR / Rent	1.4x	4.9x	1.6x(1)

Source: Company information. Revenue, EBITDA and EBITDAR are in $ millions.

1. Includes $18.75 million of assumed synergies (75% of estimated full year synergies of at least $25 million).

Combined Business Highlights

- Positioned as a provider of choice to drive low cost, high quality care
- Diversifies Skilled's geographic platform from Texas and the Midwest, and strengthens presence in California
- Strengthens and expands both companies' rehabilitation businesses
- Combined platform creates synergies and enhances cash flow

Skilled Healthcare Group
8
Genesis HealthCare®

Re-Introducing Genesis HealthCare LLC

Genesis Overview  Industry leading skilled mix and stable occupancy  412 skilled nursing and assisted living facilities across 28 states  Facilities are largely in urban and suburban areas with stronger demographic and payor trends  Nearly 50,000 beds  ~50% of beds are concentrated in the states of Maryland, Massachusetts, New Jersey, Pennsylvania and West Virginia Inpatient Rehab 25.2% 24.6% 23.6% 23.4% 24.7% 24.8% 23.4% 19.7% 19.0% 17.8% 17.5% 18.7% 18.3% 17.6% 23.1% 21.9% 20.9% 21.3% 22.4% 22.0% 21.4% 23.3% 22.5% 21.4% 21.1% 22.0% 21.8% 21.8% 15.0% 20.0% 25.0% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 Genesis Sun Skilled Kindred Skilled Census Mix vs. Competitor  Second largest contract therapy provider in U.S.  Diverse payor and well-balanced contract and business mix  Successfully managed through regulatory and reimbursement changes  > 50% external contract growth in two years  Optimal staffing tool rolled out in May / June 2013, most staff adjustments completed by beginning of Q4 -2013, resulting in improved margins into 2014.  Hit two-year low for utilization of agency therapists and maintaining 362 374 300 1,875 1,005 700 471 0 500 1,000 1,500 2,000 2,500 Affiliated Third Party Contract Mix Therapist Efficiency 61% 63% 65% 67% 69% 71% 2011 2012 2013 YTD 3Q13 YTD 3Q14 ___________________________ Kindred 3Q14 skilled mix not yet reported (used 2Q14 for this graph) 9

Broad Combined Geographic Scale Pro Forma Inpatient Services Footprint Commentary  Over 500 SNF and ALF facilities across 34 states  Top 5 states by licensed beds:  PA: 10.6%  NJ: 8.9%  MD: 7.7%  MA: 7.4%  CA: 7.0%  The Combined Company will have broad geographic scope and relevant scale  Leading ancillary services platform  Second largest contract therapy provider (45 states and DC) ___________________________ Source: Company information. Skilled Healthcare Facilities Genesis HealthCare Facilities 10

Genesis – Track Record of Creating Value 10/31/03 10/1/04 9/7/05 8/11/06 7/16/07 $0 $10 $20 $30 $40 $50 $60 $70 $80 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 December 2003: Genesis formed as a publicly held c-corp in tax free spin-off of NeighborCare; George Hager named CEO; opening stock price of $21.95 July 2007: Genesis acquired in a going-private transaction by Formation Capital sponsored investors and JER Partners for $69.25 per share ($1.9 billion) December 2012: Acquired publicly held Sun Healthcare for ~$275 million, becoming the largest provider of skilled nursing in the US April 2011: Genesis sold its owned real estate in $2.4 billion sale leaseback transaction with Health Care REIT; Formation investors and management acquire JER’s interest in Genesis 2005 – 2012: Genesis invests nearly $600 million of capital to develop clinical specialty units, upgrade / modernize physical plant and invest in technology platform ($ per share) ___________________________ Source: Company information, FactSet. Genesis Public Trading History Genesis has a strong track record of creating value for its shareholders and investors Summary  Genesis focuses on efficiently managing the post-acute and long-term needs of a large and complex patient population  Range of specialty units tailored to needs of specific populations  378 SNFs and 34 ALFs across 28 states  Demonstrated organic and acquisition growth strategy 11

Growth Strategy Existing, Proven Core Strategies  Pursuing development activities to offer specialized short- term post-acute care services and long-term care services  Building specialized new facilities to increase market density and accelerate growth in skilled mix  Optimizing facility portfolio to improve cash flows  Positioning the Company for success in a post-healthcare reform environment  Delivering on commitment to quality care  Focusing on high acuity patients  Growing the rehabilitation therapy segment  Improving operating efficiency  Growing through selective acquisitions and successful integration New Approaches to Growth – Expand and Accelerate 12

Existing, Proven Core Strategies  Commitment to quality care  Focused on qualitative and quantitative clinical performance measures to enhance and improve care in an outcomes based healthcare environment  Employment of over 200 full time and 160 part time attending physicians, nurse practitioners and physician assistants differentiates Genesis’ care model  Focus on high acuity patients  Differentiate facilities through clinical specialization, developing clinical skills of employees and developing relationships with acute care hospitals and managed care payors to capture higher acuity patients  Grow the rehabilitation therapy segment  Organic growth opportunities through expansion of clinical therapy services to existing customers and continued improvement in therapist productivity through technology and improved workflow  Market share growth opportunities by further enhancing reputation in the industry and by demonstrating the value proposition to customers and their patients  Improve operating efficiency  Invest in information systems, develop tools to manage operating costs and reengineer key business processes to improve operating efficiency and to control costs, while maintaining quality patient care  Grow through selective acquisitions and successful integration  Pursue strategic acquisitions in selected target regions with strong demographic trends; acquisition strategy includes “partnering” with REITs  Existing infrastructure, geographic footprint and demonstrated track record of integrating sizable acquisitions often yield greater synergies than other buyers 13

New Approaches to Growth – Expand and Accelerate  Pursue development activities, including remodeling existing locations to offer specialized short-term post-acute care services and long-term care services  Transform selected facilities to focus either on short-term acute care or long-term care  Accelerate growth in higher margin, higher skilled services, while increasing the occupancy, quality of care and overall profitability of long-term care facilities  Build new facilities specializing in short-term acute care to increase market density and accelerate growth in skilled mix  Build upon existing relationships with acute care hospitals and managed care payors in areas of sufficient population density to provide demand  Build new state of the art facilities specializing in short term care and offering amenities and clinical services tailored to the needs of the population  Clustering of facilities to enable sharing of services, implementation of effective sales and marketing strategies to realize the benefits of a well-known reputation for superior patient outcomes  Optimize facility portfolio to improve cash flows  Pursue the sale, closure or reconfiguration of facilities or businesses that are unprofitable, located in unattractive or saturated markets, physically obsolete or not core to the business strategy  Position the Company for success in a post-healthcare reform environment  As healthcare reform continues to be implemented, healthcare providers who provide quality diversified care, have density and strong reputations, have good relationships with acute care hospitals and operate with scale will have a competitive advantage in an episodic payment environment  Previously described strategies strengthen the Company's ability to become a more valuable partner to acute care hospitals and managed care organizations that are seeking to increase care coordination, reduce lengths of stay, more effectively manage healthcare costs and develop new care delivery and payment models 14

Enhancing Skilled Mix through Focus on High Acuity Patients

Clinical Investment Strategy

- Since 2005, Genesis has made significant capital investments to modernize its physical plant, expand rehabilitation gym capacity, improve its clinical capabilities and develop clinical specialty units at legacy Genesis facilities
  - Since 2007, number of clinical specialty units in Genesis' facilities has grown from 58 to 187 units
- Offers sub-specialties including post-acute cardiac or pulmonary management
  - Differentiates Genesis in local areas where competitors do not offer these programs

Specialty Care Units Details

Specialty	Description	Units
Predominantly for Short-Stay Post-Term Acute-Care Patients		
1. Transitional Care Units	A rapid recovery option for patients requiring post-acute rehabilitation and medical services due to illness, surgery or injury. Offers enhanced clinical services in a designated unit with higher clinical staffing	103
2. Progression Unit	A short-stay option for patients requiring orthopedic rehabilitation after hospital discharge but before going home	4
3. PowerBack Rehabilitation	Developed in response to market demand for shorter post-hospital patient recovery periods and fewer post-discharge set-backs, PowerBack provides state-of-the-art facilities and aggressive, highly personalized care plans designed to get patients home sooner	8
Predominantly for Long-Term Care Patients		
4. Ventilator Care	Designed for patients who need short-term or continuous ventilator care or rehabilitation	8
5. Dialysis	On-site services for patients requiring short or long-term treatment for end-stage renal disease along with skilled care	11
6. Homestead (Alzheimer's)	A safe, secure, home-like environment with consistent staff to promote relationships and a stable family atmosphere	53

Skilled Healthcare Group
15
Genesis HealthCare®

Genesis’ Inpatient SNF Segment Profile  20% of Patients (15% Medicare / 5% Insurance / Managed Care)  36% of Revenue / 50% of Earnings  Average length of stay – 28 days (31 Medicare / 19 Insurance / Managed Care)  20% are younger than 65 years old  69% will return home  High intensity rehabilitation / restorative care  Sub-acute clinical specializations  Transitional care  Progression units  Ventilator care  80% of Patients (63% Medicaid / 17% Private / Other)  64% of Revenue / 50% of Earnings  Average length of stay – 18 months  Average age 85 years old  Long-term care clinical focus  Dementia care  Dialysis  Palliative / Hospice Short-Stay / Post-Acute Long-Term Care 103 – Transitional Care Units 8 – PowerBack Units 4 – Progression Units 53 – Alzheimer Units 11 – Dialysis Units 8 – Ventilator Units Two Distinct Businesses Under One Roof 16

28 8 2 Hawaii 4 55 185 16 7 8 2 34 63 123 6 4 2 12 9 27 67 76 63 14 23 18 23 45 29 95 14 8 21 6 9 1 12 1 6 10 10 37 1 83 60 52 Expansive Rehabilitation and Respiratory Services GRS and RHS GRS Only RHS Only  Genesis provides services to inpatient facilities and freestanding locations through two businesses  Rehabilitation Services (GRS)  Provides outsourced physical, speech and occupational therapy  Nearly 1,400 contracts in 44 states and DC  95% customer retention  One- to two-year contracts with auto-renewals  Respiratory Health Services (RHS)  Provides respiratory therapy services to patients with pulmonary diagnoses and related conditions and outsourced clinical respiratory care, equipment, supplies and education  Nearly 675 locations in 34 states and DC Segment Overview Expansive Service Contract Footprint ___________________________ Note: Facility counts by state are for GRS Only. 108 1 3 11 7 11 10 3 40 Skilled Healthcare Rehab Contracts 17

Genesis Physician Services (“GPS”)  GPS is a group practice specializing in the care of sub- acute, skilled nursing and long-term care patients  Utilizes a team of dedicated Medical Directors and full- and part-time attending physicians, nurse practitioners and physician assistants  82 full time / 86 part time physicians  141 full time / 58 part time nurse practitioners  Serve as clinical care partners for the entire Genesis care team at SNF and ALF facilities  Implement new clinical protocols  Decrease hospital readmissions  Provide medical direction on clinical trends / outcomes  Onsite care for patients on a daily basis  73% of new facility admissions are seen by GPS providers (where a GPS presence exists)  525,000 patient visits annually  Expand in new and existing regions from current 187 facilities in 17 states  Utilize telemedicine for selected specialties and after- hours support  Expand clinical expertise into other areas, including palliative care Leading the Direction of Post Acute Care GPS Initiatives Full Time Provider Growth 52 74 102 119 141 24 42 55 70 82 76 116 157 189 223 0 50 100 150 200 250 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Nurse Practitioners Physicians 18

Unique Managed Care Strategies Readmission Incentive Program Accountable Care Initiatives Managed Care Strategy  Build upon strong relationships with most of the national and regional managed care plans  Coordinate an aligned approach to care delivery that reduces readmissions, improves quality outcomes and creates efficiency in the healthcare delivery system  Capture additional patient referrals resulting from expanded coverage through healthcare reform  Increase in covered lives has potential to drive volumes to post-acute settings  First post-acute care provider to enter into readmission incentive agreements with various managed care plans  Medicare Advantage / Commercial Members  Tiered sharing of readmission cost savings  Clinical / administrative requirements in addition to readmission savings  Institutional (Dual Eligible) Residents  On-site nurse practitioners to enhance care  Incentives to reduce readmissions and provide care in sub acute setting versus acute care setting  Positioning for inclusion in applicable ACO networks nationwide as well as bundled / episodic payment programs  Patient volume increases projected as post-acute networks narrow  Develop key expertise around hospital readmission reduction  Develop length of stay strategies and quality initiatives to meet the needs of ACO partners  Develop strategies to ensure an enhanced level of care post SNF discharge  Develop care management organizational structure to support programs  Re-allocate existing resources to help manage post acute care continuum upon discharge  Develop infrastructure, analytics and reporting capabilities to effectively manage associated risk 19

Partnering Strategy With Providers Genesis has partnered with hospitals and other post-acute providers to enhance the coordination of patient care during and after a post-acute rehabilitation stay Key Partners Key Strategies  Develop skilled nursing facilities in partnership with acute care providers with focus on improving clinical outcomes  Partner with acute care providers to develop unique care strategies to deliver programs for patients suffering from diseases such as COPD and CHF and reduce re-hospitalization / re-admission rates  Strategic partnerships to develop additional PowerBack Rehabilitation centers  Unique software solutions that help identify a patient’s unique care requirements and matches the patient with, and supports the transition to, the appropriate post-acute care setting  Partner with provider of dialysis services to offer in- house dialysis services in select Genesis facilities 20

Acquisition and Development Strategy  Experienced in executing transformational transactions  In December 2012, Genesis acquired Sun Healthcare, comprising 199 facilities  Strengthened existing presence on east coast and added a west coast presence  Significantly expanded contract rehab services  Marketed $50 million of synergies, and subsequently realized $60+ million of cost and revenue synergies  Monetized Sun’s hospice business at closing; continue to own and operate Sun’s staffing business  Selectively divested non-core or underperforming facilities and exited certain rehab contracts since the transaction Executing on Large Scale Acquisitions… …And Smaller Scale Opportunities  Actively pursue smaller, attractive M&A and development opportunities Beds Type State Acquisition Date 108 SNF CO March 2014 120 SNF NJ May 2014 104 SNF DE August 2014 125 SNF AL September 2014 32 ALF AL September 2014 68 SNF NH November 2014 Acquisitions Development Projects Beds Type Facility State Opening Date 124 SNF PowerBack NJ January 2013 120 SNF Replacement MA February 2013 124 SNF PowerBack NJ December 2014 120 SNF Replacement MD December 2014 100 SNF PowerBack CO February 2015 130 SNF Replacement MD October 2015 124 SNF PowerBack NJ October 2015 21

Financial Summary

Status Quo Summary Financials ___________________________ 1. Amounts have been adjusted for discontinued operations, losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility. 2. Amounts have been adjusted for discontinued operations, non-routine charges, losses related to new build and acquisitions that are in the early phase of operations, restructuring and transaction-related costs. Reflects Non-GAAP financials. See reconciliation from GAAP to Non-GAAP financials. Skilled Revenue (1) $842 $831 $634 $623 $0 $400 $800 $1,200 2013 LTM 9/2014 YTD 9/2013 YTD 9/2014 ($ in millions) Skilled Adj. EBITDA and Adj. EBITDAR (1) $72 $74 $56 $58 $91 $94 $70 $73 $0 $50 $100 $150 2013 LTM 9/2014 YTD 9/2013 YTD 9/2014 ($ in millions) Adj. EBITDA Adj. EBITDAR Genesis Revenue (2) $4,710 $4,764 $3,522 $3,575 $0 $2,000 $4,000 $6,000 2013 LTM 9/2014 YTD 9/2013 YTD 9/2014 ($ in millions) Genesis Adj. EBITDA and Adj. EBITDAR (2) $160 $169 $119 $128 $590 $612 $441 $464 $0 $300 $600 $900 2013 LTM 9/2014 YTD 9/2013 YTD 9/2014 ($ in millions) Adj. EBITDA Adj. EBITDAR 22

Pro Forma LTM Summary Financials ___________________________ Note: Figures represent last twelve months as of 9/30/2014. 1. Amounts have been adjusted for discontinued ops., losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility. 2. Amounts have been adjusted for discontinued operations, non-routine charges, losses related to new build and acquisitions that are in the early phase of operations, restructuring and transaction-related costs. Reflects Non-GAAP financials. See reconciliation from GAAP to Non-GAAP financials. 3. Analysis includes $25.0 million run-rate annualized synergies. 4. Excludes 5 assets owned but not operated by the Combined Company. L T M Re v enu e L T M A dj. EBITD A R L T M A dj. EBITD A $94 $612 $25 $731 $0 $200 $400 $600 $800 Skilled Genesis Synergies Pro Forma ($ in millions) $74 $169 $25 $268 $0 $75 $150 $225 $300 Skilled Genesis Synergies Pro Forma ($ in millions) $831 $4,764 $5,595 $0 $1,500 $3,000 $4,500 $6,000 Skilled Genesis Synergies Pro Forma ($ in millions) (1) (1) (1) (3) (3) (2) (2) (2)  Platform combination meaningfully enhances the scale of operations  Improves efficiency, offering significant cost savings opportunity  Provides additional growth opportunities in new regions  Range of structures for the Combined Company’s facility ownership  Own 75 facilities (15% of total facilities)(4)  Diversified platform of real estate partners  Health Care REIT (33% of total facilities)  Sabra Health Care REIT (15% of total facilities)  Omega Healthcare Investors and Ventas, Inc. (together 14% of total facilities) 23

Significant Synergy Opportunity Skilled and Genesis estimate the Combined Company can achieve $25 million of synergies, with the potential for upside Category $ % of Total Vendor Repricing and Contract Consolidation $10 40% Duplicative Positions, Functions and Costs 6 24% Information System Integration 4 16% Rehab Business Development Opportunities 3 12% Best of Breed Managed Care Contracting 2 8% Total Estimated Synergies $25 100% ($ in millions) 24

Pro Forma Capital Structure

Combined Company Capitalization

($ in millions)

Capitalization (9/30/2014)	Skilled Status Quo	Genesis Status Quo	Adjustments [1]	Pro Forma
Cash and Cash Equivalents	$11	$74	-	$84
Revolver	10	234	(10)	234
HUD Insured Loans	86	-	-	86
Long Term Debt	311 [2]	290 [3],[4]	(311)	290
New Term Loan	-	-	360	360
New ABL Revolver	-	-	66	66
Total Debt	**$408**	**$524** [4]	**$105**	**$1,036**
9/30/2014 LTM EBITDAR	94 [5]	612 [6]	25	731 [7]
9/30/2014 LTM EBITDA	74 [5]	169 [6]	25	268 [7]
Debt / LTM EBITDA	5.5x	3.1x		3.9x
Adjusted Debt (6.0x) / LTM EBITDAR	5.6x	5.2x		5.2x
Adjusted Debt (8.0x) / LTM EBITDAR	6.0x	6.6x		6.5x

- Refinance existing Skilled debt, other than Skilled HUD debt, with a new real estate backed term loan and ABL
  - $360 million Skilled Real Estate Term Loan, five year tenor
  - $75 million Skilled ABL, five year tenor, cross collateralized with the real estate term loan
- Keep Genesis existing debt in place
  - $232 million Term Loan
  - $475 million ABL, expanded from existing $425 million commitment (~$234 million funded) [8]
  - $58 million other debt

Note: Figures represent LTM as of 9/30/2014.

1. *Assumes $104.5 million of pre-tax transactions fees. Expected tax benefit of $51.6 million.*
2. *Includes $243 million of Term Loan, $61 million of Mid Cap Debt, $4 million of Mid Cap Revolver and $3 million of other debt.*
3. *Includes $232 million of Term Loan (gross balance excluding OID) and $58 million of other debt.*
4. *Excludes $5.9 million of debt discount.*
5. *Amounts have been adjusted for discontinued ops., losses related to restructuring costs, exit costs for divested facilities, non-routine legal expenses and start-up losses for the new University of Kansas SNF facility.*
6. *Amounts have been adjusted for discontinued operations, non-routine charges, losses related to new build and acquisitions that are in the early phase of operations, restructuring and transaction-related costs. Reflects Non-GAAP financials. See reconciliation from GAAP to Non-GAAP financials.*
7. *Includes $25 million of assumed synergies.*
8. *In addition to $234 million of funded borrowings, there are $100.7 million letters of credit issues against the ABL facility.*

Skilled Healthcare Group
25
Genesis HealthCare®

Appendix

Genesis Basis of Presentation ___________________________ Source: Genesis management. • Genesis has revised the previously presented Non-GAAP basis of presentation herein to consolidate variable interest entities and to exclude losses for newly built and acquired centers that are in the early stage of operations, based on the following:  To better align the Genesis Non-GAAP reporting with Skilled; and  To provide a more simplistic approach to ongoing GAAP to Non-GAAP reconciliations. • For GAAP purposes, Genesis’ third-party real estate leases are a mix of operating leases, capital leases and financing obligations. Under GAAP, the HCN master lease requires the Company to recognize the full purchase price of the real estate sale transaction as a “financing obligation”. On the asset side, the Company continues to carry forward the previously owned PP&E and amortize these assets over their remaining accounting lives. Genesis’ Non-GAAP presentation assumes all real estate leases are operating leases and lease expense is reflected on a cash basis, rather than a straight-line basis. This presentation allows the reader to better match current operating income (EBITDAR) to current cash lease and interest obligations. This approach also allows the reader to more easily measure funded debt levels to EBITDA. 26

Genesis Forecasted GAAP to Non-GAAP Accounting

Reconciliation of Forecasted Net Loss to Forecasted Adjusted EBITDAR and EBITDA (2014 Guidance)

($ in millions)

2014 Guidance	Three Months Ended December 31, 2014		Full Year Ended December 31, 2014	
	Low	High	Low	High
Net revenues	$1,208.7	$1,218.7	$4,783.5	$4,793.5
Expenses				
Salaries, wages and benefits	758.1	764.4	2,996.7	3,003.0
Other operating expenses	277.0	279.3	1,107.0	1,109.3
Provision for losses on accounts receivable and notes receivable	17.6	17.8	70.5	70.7
Lease expense	34.1	34.4	132.7	133.0
Depreciation and amortization expense	48.7	49.1	193.6	194.0
Accretion expense	0.1	0.1	0.3	0.3
Interest expense	111.1	112.0	441.9	442.8
Loss on early extinguishment of debt	-	-	0.7	0.7
Investment income	(0.7)	(0.7)	(3.5)	(3.5)
Other loss (gain)	-	-	(0.6)	(0.6)
Transaction costs and other non-recurring charges	-	-	5.3	5.3
Equity in net (income) loss of unconsolidated affiliates	0.2	0.2	0.0	0.0
Total Expenses	1,246.1	1,256.5	4,944.5	4,954.9
Loss before income tax expense	(37.4)	(37.8)	(161.0)	(161.4)
Income tax benefit	(6.0)	(6.0)	(15.4)	(15.4)
Loss from continuing operations	(31.4)	(31.7)	(145.7)	(146.0)
Loss from discontinued operations, net of taxes	(1.2)	(1.2)	(6.7)	(6.8)
Net loss	(32.6)	(32.9)	(152.4)	(152.8)
Less net income attributable to noncontrolling interests	(0.3)	(0.3)	(2.6)	(2.6)
Net loss attributable to FC-GEN Investment Operations, LLC Guidance	($32.9)	($33.3)	($155.1)	($155.4)
Adjustment from loss before income tax expense to Adjusted EBITDAR Guidance:				
Lease expense	34.1	34.4	132.7	133.0
Depreciation and amortization expense	48.7	49.1	193.6	194.0
Accretion expense	0.1	0.1	0.3	0.3
Interest expense	111.1	112.0	441.9	442.8
Loss on early extinguishment of debt	-	-	0.7	0.7
Other loss (gain)	-	-	(0.6)	(0.6)
Transaction costs and other non-recurring charges	-	-	5.3	5.3
Non-recurring costs included in operation expenses	-	-	5.3	5.3
EBITDAR for new build and acquired facilities in start up phase	0.5	2.0	2.8	4.3
Adjusted EBITDAR Guidance	$157.0	$159.8	$620.9	$623.6
Cash basis rent (entire portfolio)	(116.0)	(116.0)	(453.0)	(453.0)
Cash basis rent for new build and acquired facilities in start up phase	0.7	0.7	2.3	2.3
Adjusted EBITDA Guidance	$41.7	$44.5	$170.1	$172.9

Source: Genesis management.

Skilled Healthcare Group

27

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Reconciliation of Net Loss to Adjusted EBITDAR and EBITDA (LTM and 9 Months Ended September 30, 2014)

($ in millions)

	3 Months Ended				12 Months Ended	9 Months Ended
	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Sep 30, 2014	Sep 30, 2014	Sep 30, 2014
Net revenues	$1,188.9	$1,186.5	$1,200.7	$1,187.6	$4,763.7	$3,574.8
Expenses						
Salaries, wages and benefits	752.2	746.5	742.7	749.4	2,990.8	2,238.7
Other operating expenses	271.0	274.2	280.1	275.8	1,101.0	830.0
Provision for losses on accounts receivable and notes receivable	21.4	18.5	17.1	17.3	74.2	52.9
Lease expense	33.1	32.8	32.9	32.9	131.7	98.6
Depreciation and amortization expense	47.0	47.4	48.9	48.6	191.9	144.9
Accretion expense	0.1	0.1	0.1	0.1	0.3	0.2
Interest expense	108.8	108.8	109.9	112.1	439.6	330.8
Loss on early extinguishment of debt	0.3	0.5	0.2	-	1.0	0.7
Loss on asset impairment	10.0	-	-	-	10.0	-
Investment income	(2.3)	(0.9)	(0.4)	(1.5)	(5.1)	(2.8)
Other loss (gain)	-	-	(0.7)	0.0	(0.6)	(0.6)
Transaction costs and other non-recurring charges	2.6	2.2	1.3	1.7	7.8	5.3
Equity in net (income) loss of unconsolidated affiliates	0.0	0.0	(0.4)	0.2	(0.1)	(0.1)
Total Expenses	$1,244.1	$1,230.1	$1,231.6	$1,236.7	$4,942.5	$3,698.4
Loss before income tax expense	(55.2)	(43.5)	(31.0)	(49.1)	(178.8)	(123.6)
Income tax benefit	(1.0)	(2.8)	(0.1)	(6.5)	(10.3)	(9.4)
Loss from continuing operations	(54.2)	(40.8)	(30.9)	(42.6)	(168.5)	(114.3)
Loss from discontinued operations, net of taxes	(0.6)	(3.2)	(1.2)	(1.2)	(6.2)	(5.6)
Net loss	(54.9)	(44.0)	(32.0)	(43.8)	(174.7)	(119.8)
Less net (income) loss attributable to noncontrolling interests	(0.2)	(0.2)	(1.2)	(1.0)	(2.5)	(2.3)
Net loss attributable to FC-GEN Investment Operations, LLC	($55.1)	($44.2)	($33.2)	($44.8)	($177.2)	($122.1)
Adjustment from loss before income tax expense to Adjusted EBITDAR:						
Lease expense	33.1	32.8	32.9	32.9	131.7	98.6
Depreciation and amortization expense	47.0	47.4	48.9	48.6	191.9	144.9
Accretion expense	0.1	0.1	0.1	0.1	0.3	0.2
Interest expense	108.8	108.8	109.9	112.1	439.6	330.8
Loss on early extinguishment of debt	0.3	0.5	0.2	-	1.0	0.7
Loss on asset impairment	10.0	-	-	-	10.0	-
Other loss (gain)	-	-	(0.7)	0.0	(0.6)	(0.6)
Transaction costs and other non-recurring charges	2.6	2.2	1.3	1.7	7.8	5.3
Non-recurring costs included in operation expenses	2.8	3.1	0.6	1.6	8.1	5.3
EBITDAR for new build and acquired facilities in start up phase	(0.9)	0.1	0.6	1.6	1.4	2.3
Adjusted EBITDAR	$148.5	$151.5	$162.8	$149.6	$612.3	$463.8
Cash basis rent (entire portfolio)	(109.2)	(110.3)	(113.2)	(113.5)	(446.2)	(337.0)
Cash basis rent for new build and acquired facilities in start up phase	1.2	0.4	0.7	0.5	2.8	1.6
Adjusted EBITDA	$40.5	$41.6	$50.2	$36.6	$168.9	$128.4

Source: Genesis management.

Skilled Healthcare Group

28

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Reconciliation of Net Loss to Adjusted EBITDAR and EBITDA (FYE 2013 and 9 Months Ended September 30, 2013)

($ in millions)

	3 Months Ended				12 Months Ended	9 Months Ended
	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Dec 31, 2013	Sep 30, 2013
Net revenues	$1,173.0	$1,173.4	$1,175.2	$1,188.9	$4,710.3	$3,521.5
Expenses						
Salaries, wages and benefits	751.5	733.2	761.9	752.2	2,998.7	2,246.5
Other operating expenses	264.5	266.6	258.6	271.0	1,060.7	789.7
Provision for losses on accounts receivable and notes receivable	16.5	15.8	16.3	21.4	69.9	48.6
Lease expense	32.7	32.7	32.7	33.1	131.2	98.1
Depreciation and amortization expense	47.1	45.4	48.9	47.0	188.5	141.5
Accretion expense	0.1	0.1	0.1	0.1	0.3	0.2
Interest expense	105.2	105.2	107.7	108.8	427.0	318.1
Loss on early extinguishment of debt	(0.2)	-	-	0.3	0.1	(0.2)
Loss on asset impairment	-	-	-	10.0	10.0	-
Investment income	(0.4)	(0.5)	(0.9)	(2.3)	(4.2)	(1.9)
Other loss (gain)	-	0.5	(0.0)	-	0.5	0.5
Transaction costs and other non-recurring charges	0.3	1.8	1.1	2.6	5.9	3.3
Equity in net (income) loss of unconsolidated affiliates	(0.1)	(0.1)	0.9	0.0	0.7	0.7
Total Expenses	$1,217.1	$1,200.7	$1,227.3	$1,244.1	$4,889.1	$3,645.1
Loss before income tax expense	(44.2)	(27.3)	(52.1)	(55.2)	(178.8)	(123.6)
Income tax benefit	2.7	0.6	(11.5)	(1.0)	(9.2)	(8.2)
Loss from continuing operations	(46.8)	(27.9)	(40.6)	(54.2)	(169.6)	(115.4)
Loss from discontinued operations, net of taxes	(1.6)	(2.2)	(2.9)	(0.6)	(7.4)	(6.7)
Net loss	(48.4)	(30.1)	(43.5)	(54.9)	(177.0)	(122.1)
Less net (income) loss attributable to noncontrolling interests	0.3	(0.5)	(0.6)	(0.2)	(1.0)	(0.8)
Net loss attributable to FC-GEN Investment Operations, LLC	($48.1)	($30.7)	($44.2)	($55.1)	($178.0)	($122.9)
Adjustment from loss before income tax expense to Adjusted EBITDAR:						
Lease expense	32.7	32.7	32.7	33.1	131.2	98.1
Depreciation and amortization expense	47.1	45.4	48.9	47.0	188.5	141.5
Accretion expense	0.1	0.1	0.1	0.1	0.3	0.2
Interest expense	105.2	105.2	107.7	108.8	427.0	318.1
Loss on early extinguishment of debt	(0.2)	-	-	0.3	0.1	(0.2)
Loss on asset impairment	-	-	-	10.0	10.0	-
Other loss (gain)	-	0.5	(0.0)	-	0.5	0.5
Transaction costs and other non-recurring charges	0.3	1.8	1.1	2.6	5.9	3.3
Non-recurring costs included in operation expenses	1.7	0.1	0.5	2.8	5.2	2.4
EBITDAR for new build and acquired facilities in start up phase	1.5	(0.0)	(0.5)	(0.9)	(0.0)	0.9
Adjusted EBITDAR	$144.3	$158.5	$138.4	$148.5	$589.7	$441.2
Cash basis rent (entire portfolio)	(107.1)	(109.3)	(109.1)	(109.2)	(434.6)	(325.5)
Cash basis rent for new build and acquired facilities in start up phase	0.7	1.7	1.2	1.2	4.7	3.5
Adjusted EBITDA	$37.8	$50.8	$30.5	$40.5	$159.7	$119.2

Source: Genesis management.

Skilled Healthcare Group

29

Genesis HealthCare®

Genesis GAAP to Non-GAAP Accounting (cont'd)

Balance Sheet as of December 31, 2013 and September 30, 2014

($ in millions)

	GAAP Balances 12/31/2013	*Adjustments* Lease Accounting	Non-GAAP Balances 12/31/2013	GAAP Balances 9/30/2014	*Adjustments* Lease Accounting	Non-GAAP Balances 9/30/2014
Assets:						
Current assets:						
Cash and equivalents	$61.4		$61.4	$73.6		$73.6
Restricted investments in marketable securities	72.9		72.9	60.4		60.4
Accounts receivable, net	659.2		659.2	637.6		637.6
Prepaid expenses and other current assets	87.6		87.6	78.9		78.9
Deferred income taxes	45.9		45.9	52.8		52.8
Total Current Assets	**$927.0**	**$0.0**	**$927.0**	**$903.3**	**$0.0**	**$903.3**
Property, plant and equipment, net	3,551.0	(3,135.6)	415.3	3,542.6	(3,126.9)	415.7
Restricted investments in marketable securities	50.1		50.1	76.3		76.3
Other long-term assets	119.5		119.5	150.7		150.7
Deferred tax assets	125.3		125.3	144.6		144.6
Identifiable intangible assets	194.5		194.5	180.7		180.7
Goodwill	169.7		169.7	169.7		169.7
Total Assets	**$5,137.0**	**($3,135.6)**	**$2,001.4**	**$5,167.9**	**($3,126.9)**	**$2,041.0**
Liabilities and Members' Interest:						
Current liabilities:						
Current installments of long-term debt	$16.3		$16.3	$12.4		$12.4
Current portion of capital lease obligations	2.9	(2.9)	-	3.2	(3.2)	-
Current portion of financing obligations	1.3	(1.3)	-	1.2	(1.2)	-
Accounts payable	188.2		188.2	172.7		172.7
Accrued expenses	154.8		154.8	122.7		122.7
Accrued compensation	185.1		185.1	178.2		178.2
Accrued interest	1.6		1.6	1.1		1.1
Current portion of self-insurance liability reserves	135.6		135.6	125.5		125.5
Income taxes payable	-		-	1.3		1.3
Total Current Liabilities	**$685.7**	**($4.1)**	**$681.5**	**$618.2**	**($4.4)**	**$613.8**
Long-term debt	473.2		473.2	505.6		505.6
Capital lease obligations	972.8	(972.8)	-	999.8	(999.8)	-
Financing obligations	2,785.1	(2,785.1)	-	2,893.5	(2,893.5)	-
Deferred income taxes	30.0		30.0	29.5		29.5
Self-insurance liability reserves	263.5		263.5	321.3		321.3
Other long-term liabilities	110.7		110.7	121.6		121.6
Total members' interest	(183.9)	626.4	442.5	(321.7)	770.8	449.1
Total Liabilities and Members' Interest	**$5,137.0**	**($3,135.6)**	**$2,001.4**	**$5,167.9**	**($3,126.9)**	**$2,041.0**

Source: Genesis management.

Skilled Healthcare Group

30

Genesis HealthCare®

Skilled Adjusted EBITDA Reconciliation

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDAR

($ in millions)

	Year Ended December 31,		Nine Months Ended September 30,	
	2013 [1]	2012	2014	2013 [1]
Net (loss) income	($10.5)	$21.6	($0.8)	($7.5)
Interest expense, net of interest income	33.9	37.2	23.5	25.9
Provision (benefit) for income taxes	(2.9)	12.9	(0.2)	(3.9)
Depreciation and amortization expense	23.8	23.6	18.2	17.7
EBITDA	**$44.3**	**$95.4**	**$40.7**	**$32.1**
Rent cost of revenue	18.8	17.9	14.8	14.2
EBITDAR	**$63.1**	**$113.3**	**$55.6**	**$46.3**
EBITDA	44.3	95.4	40.7	32.1
Change in fair value of contingent consideration	(3.7)	0.8	(0.1)	(2.1)
Organization restructure costs	2.3	-	1.4	2.0
Exit costs related to divested facilities	-	-	0.4	-
Losses at skilled nursing facility not at full operation	-	-	0.6	-
Debt modification/retirement costs	2.8	4.1	0.8	1.5
Governmental investigation expense	-	-	6.0	-
Impairment of long-lived assets	19.0	-	0.1	19.0
Closure of California home health agency	0.4	-	-	0.4
Professional fees related to non-routine matters	2.8	-	7.9	2.1
Loss on disposal of assets, net of tax	-	-	0.1	-
Loss from discontinued operations, net of tax	4.3	0.8	-	0.7
Adjusted EBITDA	**$72.3**	**$101.1**	**$57.9**	**$55.8**
Rent cost of revenue	18.8	17.9	14.8	14.2
Adjusted EBITDAR	**$91.1**	**$119.1**	**$72.8**	**$69.9**

1. *Amounts have been adjusted for discontinued operations.*

Skilled Healthcare Group

31

Genesis HealthCare®

Skilled Adjusted EBITDA Reconciliation (cont’d)  We believe that a report of EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides consistency in our financial reporting and provides a basis for the comparison of results of core business operations between our current, past and future periods. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business from period-to- period without the effect of expenses, revenues and gains (losses) that are unrelated to the day-to-day performance of our consolidated and segmented business but are required to reported in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). We also use EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to benchmark the performance of our consolidated and segmented business against expected results, analyzing year-over-year trends as described below and to compare our operating performance to that of our competitors.  Management uses EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR to assess the performance of our core business operations, to prepare operating budgets and to measure our performance against those budgets on a consolidated and segment level. Segment management uses these metrics to measure performance on a business unit by business unit basis. We typically use Adjusted EBITDA and Adjusted EBITDAR for these purposes on a consolidated basis as the adjustments to EBITDA and EBITDAR are not generally allocable to any individual business unit and we typically use EBITDA and EBITDAR to compare the operating performance of each skilled nursing and assisted living facility, as well as to assess the performance of our operating segments. EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR are useful in this regard because they do not include such costs as interest expense (net of interest income), income taxes, depreciation and amortization expense, rent cost of revenue (in the case of EBITDAR and Adjusted EBITDAR) and special charges, which may vary from business unit to business unit and period-to-period depending upon various factors, including the method used to finance the business, the amount of debt that we have determined to incur, whether a facility is owned or leased, the date of acquisition of a facility or business, the original purchase price of a facility or business unit or the tax law of the state in which a business unit operates. These types of charges are dependent on factors unrelated to the underlying business unit performance. As a result, we believe that the use of adjusted net income per share, EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR provides a meaningful and consistent comparison of our underlying business units between periods by eliminating certain items required by U.S. GAAP which have little or no significance to their day-to-day operations.  The use of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR or other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA, EBITDAR, Adjusted EBITDA or Adjusted EBITDAR. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the U.S. GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.  EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by U.S. GAAP, nor should these measures be relied upon to the exclusion of U.S. GAAP financial measures. EBITDA, EBITDAR, Adjusted EBITDA, Adjusted EBITDAR and other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. You are strongly encouraged to review our financial information in its entirety and not to rely on any single financial measure. 32

Skilled Forecasted Adjusted Net Income Reconciliation

Reconciliation of Forecasted Net Income to Forecasted Adjusted EBITDA and EBITDAR

($ in millions, except per share amounts)

	Three Months Ended December 31, 2014		Year Ended December 31, 2014	
	Low	High	Low	High
Net income guidance	**$4.5**	**$5.3**	**$3.6**	**$4.5**
Debt modification costs, net of tax	-	-	0.5	0.5
Organization restructure costs, net of tax	0.1	0.1	0.9	0.9
Exit costs related to divested facilities, net of tax	-	-	0.2	0.2
Legal expense for non-routine matters, net of tax	0.3	0.3	1.3	1.3
Governmental investigation expense, net of tax	-	-	3.7	3.7
Losses at skilled nursing facility not at full operation, net of tax	0.3	0.3	0.6	0.6
Merger related expense, net of tax	-	-	3.9	3.9
Tax difference from shares that vested at a lower price than grant price, net of tax	-	-	0.6	0.6
Adjusted net income guidance	**$5.2**	**$6.0**	**$15.3**	**$16.2**
Interest expense, net of interest income	7.5	7.5	31.0	31.0
Adjusted provision for income taxes	3.5	4.2	9.7	10.3
Depreciation, amortization, and change in fair value of contingent consideration	6.3	6.3	24.5	24.5
Adjusted EBITDA guidance	**$22.5**	**$24.0**	**$80.5**	**$82.0**
Rent cost of revenue	5.0	5.0	20.0	20.0
Adjusted EBITDAR guidance	**$27.5**	**$29.0**	**$100.5**	**$102.0**

1. *Amounts have been adjusted for discontinued operations.*

Skilled Healthcare Group

33

Genesis HealthCare®

Skilled Adjusted Net Income Reconciliation

GAAP Net Income (Loss) to Adjusted Net Income from Continuing Operations Reconciliation

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2014	2013 [1]	2014	2013 [1]
Income (loss) from continuing operations before provision for income taxes	$493	($17,263)	($996)	($10,757)
Organization restructure costs	359	457	1,430	2,006
Exit costs related to divested facilities	57	-	397	-
Legal expense for non-routine matters	616	416	1,590	1,809
Losses at skilled nursing facility not at full operation	450	-	583	-
Governmental investigation expense	-	-	6,000	-
Merger related expense	5,761	306	6,306	306
Impairment of long lived assets	-	19,000	82	19,000
Debt modification/retirement costs	21	432	843	1,520
Closure of California Home Health Agency	-	419	-	419
Adjusted income before provision for income taxes	**$7,757**	**$3,767**	**$16,235**	**$14,303**
Adjusted provision for income taxes	2,683	2,878	6,663	5,833
Tax difference from shares that vested at a lower price than the grant price	-	-	(625)	-
California Enterprise Zone tax credit valuation allowance	-	(1,500)	-	(1,500)
Adjusted net income from continuing operations	**$5,074**	**$2,389**	**$10,197**	**$9,970**
Weighted-average common shares outstanding, diluted	38,463	37,499	38,337	37,567
Adjusted net income per share, diluted	$0.13	$0.06	$0.26	$0.27

1. Amounts have been adjusted for discontinued operations.

Skilled Healthcare Group
34
Genesis HealthCare®

Blue-Chip Sponsor Backing  Founded in 2000, Formation Capital is a leading equity investor in the healthcare industry  By balancing the needs of capital investment and operational expertise, Formation has established itself as a leader in equity investment in senior housing and care  Over the past 11 years, Formation Capital has coordinated $1.6 billion of equity investments in over $6.5 billion of transactions  Formation has significant ownership in the skilled nursing industry with its portfolio companies operating over 600 skilled nursing and assisted living facilities, and over 800 total facilities in its portfolio  Representative investments include:  Founded in 1984, Onex Partners focuses on creating long-term value by building industry-leading businesses in partnership with outstanding management teams  As an active owner, Onex has built more than 75 businesses, completing approximately 450 acquisitions with a total value of approximately $50 billion  Onex’s long-term project returns have generated a gross multiple of capital invested of 3.0 times from its core private equity activities since inception, resulting in a 28% gross compound IRR on realized, substantially realized and publicly traded investments  Representative investments include: Formation Capital Onex Partners 35